      As filed with the Securities and Exchange Commission on December 12, 1997

                                                     Registration No.333-30757
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------
                                PRE-EFFECTIVE

                               AMENDMENT NO. 4

                                    TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------
                       INDEPENDENCE COMMUNITY BANK CORP.
    (Exact name of registrant as specified in its articles of incorporation)

                                  ------------

         Delaware                                      6711                             11-3387931
-------------------------------                  -----------------                   ----------------
(State or other jurisdiction of                  (Primary Standard                   (I.R.S. Employer
incorporation or organization)        Industrial Classification Code Number)        Identification No.)

                              195 Montague Street
                            Brooklyn, New York 11201
                                 (718) 722-5300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Charles J. Hamm
          Chairman of the Board, President and Chief Executive Officer
                              195 Montague Street
                            Brooklyn, New York 11201
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            Raymond A. Tiernan, Esq.
                             Philip R. Bevan, Esq.
                            Hugh T. Wilkinson, Esq.
                     Elias, Matz, Tiernan & Herrick L.L.P.
                             734 15th Street, N.W.
                                   12th Floor
                             Washington, D.C. 20005

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


================================================================================================================================
                                      AMOUNT
   TITLE OF EACH CLASS OF              TO BE               PURCHASE PRICE              AGGREGATE             REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED                PER SHARE             OFFERING PRICE               FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share (1)             76,043,750 shares             $10.00               $760,437,500(2)           $230,436(3)
================================================================================================================================
Participation interests          1,233,450 shares                 --                       --                      (4)
================================================================================================================================

(1) Includes shares of Common Stock to be issued to the Independence Community Foundation, a private foundation.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee of $230,436.00 was previously paid in connection with the prior filing of the Form S-1.

(4) The securities of Independence Community Bank Corp. to be purchased by the Independence Savings Bank 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.




===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1).
         SEC filing fees............................................................................... $  230,436
         NYBD filing fees..............................................................................      5,000
         OTS filing fees...............................................................................      2,000
         NASD filing fees..............................................................................     30,500
         Nasdaq National Market listing fee............................................................     50,000
         Printing, postage and mailing ................................................................  2,250,000
         Legal fees....................................................................................  1,100,000
         Blue Sky and expenses.........................................................................     15,000
         Marketing agent's fees and expenses........................................................... 10,500,000
         Accounting fees...............................................................................    800,000
         Appraiser's fees..............................................................................    120,000
         Proxy solicitation fees and expenses..........................................................     50,000
         Conversion agent fees and expenses............................................................    200,000
         Transfer agent fees and expenses..............................................................     50,000
         Conversion center telephone, temporary support staff and equipment............................  1,000,000
         Miscellaneous.................................................................................     47,064
                                                                                                       -----------
         TOTAL.........................................................................................$16,450,000
                                                                                                       ===========

      (1) Actual expense based upon the registration of 76,043,750 shares at $10.00 per share. All other expenses are estimated.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation and the Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

         Article 10 of the Registrant's Certificate of Incorporation provides as follows:

         ARTICLE 10. INDEMNIFICATION. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

         Article VI of the Company's Bylaws provides as follows:

         6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

         6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

         6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

         6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES

         Not applicable.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a)      LIST OF EXHIBITS (filed herewith unless otherwise noted)


 1.1*             Engagement Letter with Sandler O'Neill & Partners, L.P.
 1.2*             Form of Agency Agreement with Sandler O'Neill & Partners, L.P.
 2.0*             Plan of Conversion, as amended
 3.1*             Certificate of Incorporation of Independence Community Bank Corp.
 3.2*             Bylaws of Independence Community Bank Corp.
 4.0*             Form of Stock Certificate of Independence Community Bank Corp.
 5.0*             Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality
 8.1*             Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal tax
                   matters
 8.2*             Opinion of Ernst and Young LLP re: New York tax matters
 8.3*             Letter of RP Financial, LC. re: Subscription Rights
10.1*             Form of Change of Control Agreement to be entered into among
                     Independence Community Bank Corp., Independence Savings Bank and
                      certain executive offices.
10.2*             Form of ESOP Loan Commitment Letter
10.3*             Form of Change of Control Agreement to be entered into between
                   Independence Savings Bank and certain officers of the Bank.
23.1*             Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
                    Exhibits 5.0 and 8.1, respectively)

23.2              Consent of Ernst & Young LLP.
23.3*             Consent of RP Financial, LC.
23.4*             Consent of Potter Anderson & Corroon
23.5*             Consent of William M. Mercer, Incorporated.
24.0*             Power of Attorney (included in Signature Page of this Registration
                    Statement)
27.0*              Financial Data Schedule
99.1*             Appraisal Report of RP Financial, LC.
99.2*             Subscription Order Form and Instructions
99.3*             Additional Solicitation Material
99.4*             Form of the Independence Community Bank Foundation Gift Instrument
99.5*             Updated Appraisal Report dated as of August 8, 1997 of RP Financial, LC.
99.6*             Updated Appraisal Report dated as of October 29, 1997 of RP Financial, LC.

--------

* Previously filed.



         (b)      FINANCIAL STATEMENT SCHEDULES

         All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on December 12, 1997.



                       INDEPENDENCE COMMUNITY BANK CORP.


                       By:    /s/ Charles J. Hamm
                              ------------------------------------------------
                              Charles J. Hamm
                              Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Charles J. Hamm his true and lawful attorney, with full power to sign for each person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


                Name                                            Title                                        Date
-----------------------------------              ----------------------------------              ---------------------------



/s/ Charles J. Hamm                              Chairman, President and                               December 12, 1997
-----------------------------------              Chief Executive Officer
Charles J. Hamm                                  (principal executive
                                                 officer)


/s/ Joseph S. Morgano                            Director, Executive Vice                              December 12, 1997
-----------------------------------              President and Mortgage
Joseph S. Morgano                                Officer


/s/ John B. Zurell                               Executive Vice President-                             December 12, 1997
-----------------------------------              Accounting and Financial Systems
John B. Zurell                                   (principal financial and accounting
                                                 officer)


/s/ Willard N. Archie *                          Director                                              December 12, 1997
-----------------------------------
Willard N. Archie

                Name                                            Title                                        Date
-----------------------------------              ----------------------------------              ---------------------------



Robert D. Catell *
-----------------------------------              Director                                               December 12, 1997
Robert D. Catell

/s/ Rohit M. Desai *                             Director                                               December 12, 1997
-----------------------------------
Rohit M. Desai

/s/ Chaim Y. Edelstein *                         Director                                               December 12, 1997
-----------------------------------
Chaim Y. Edelstein

/s/ Robert W. Gelfman *                          Director                                               December 12, 1997
-----------------------------------
Robert W. Gelfman

/s/ Scott M. Hand *                              Director                                               December 12, 1997
-----------------------------------
Scott M. Hand

/s/ Donald E. Kolowsky *                         Director                                               December 12, 1997
-----------------------------------
Donald E. Kolowsky

/s/ Janine Luke *                                Director                                               December 12, 1997
-----------------------------------
Janine Luke

/s/ Wesley D. Ratcliff *                         Director                                               December 12, 1997
-----------------------------------
Wesley D. Ratcliff

/s/ Donald H. Elliott *                          Director                                               December 12, 1997
-----------------------------------
Donald H. Elliott

/s/ Malcolm MacKay *                             Director                                               December 12, 1997
-----------------------------------
Malcolm MacKay


* Signed by Charles J. Hamm pursuant to power of attorney granted thereto as of July 3, 1997.
                                     II-7